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                                                                      EXHIBIT 21

                                 SUBSIDIARIES                                     JURISDICTION OF INCORPORATION
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
Brandt Acquisition Corp.                                                                    Delaware
Energy Systems Industries Acquisition Corp.                                                 Delaware
New England Mechanical Services Acquisition Corp.                                           Delaware
Lee Acquisition Corp.                                                                       Delaware
Hill York Acquisition Corp.                                                                 Delaware
Hill York Service Acquisition Corp.                                                         Delaware
MSI Acquisition Corp.                                                                       Delaware
Aircond Acquisition Corp.                                                                   Delaware
Air Systems Acquisition Corp.                                                               Delaware



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